EXHIBIT 16

                        [Letterhead of BDO Seidman, LLP]

January 21, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of the Form 8-K dated January 21, 1999, of Legacy Software, Inc. and are in agreement with the statements contained therein.


                                                     /s/ BDO SEIDMAN, LLP

                                                     BDO Seidman, LLP